EXHIBIT 99.1

AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Date: November 21, 2025

HAGEDORN PARTNERSHIP, L.P.

By: /s/ Susan Hagedorn

Name: Susan Hagedorn

Title: Attorney-in-Fact

KATHERINE HAGEDORN LITTLEFIELD

By: /s/ Susan Hagedorn

Name: Susan Hagedorn

Title: Attorney-in-Fact

JAMES HAGEDORN

By: /s/ Susan Hagedorn

Name: Susan Hagedorn

Title: Attorney-in-Fact

NATHAN BAXTER

By: /s/ Susan Hagedorn

Name: Susan Hagedorn

Title: Attorney-in-Fact

ROBERT HAGEDORN

By: /s/ Susan Hagedorn

Name: Susan Hagedorn

Title: Attorney-in-Fact

SUSAN HAGEDORN

By: /s/ Susan Hagedorn

Name: Susan Hagedorn

Title: Attorney-in-Fact